Exhibit 10.2

RELEASE AGREEMENT AND COVENANT NOT TO SUE

THIS RELEASE AGREEMENT AND COVENANT NOT TO SUE (this “Agreement”) is made as of August 30, 2010 (the “Execution Date”) by and between AIG BAKER VESTAVIA, L.L.C., a Delaware limited liability company (“Borrower”), AIG/BAKER PARTNERSHIP, a Delaware general partnership (“Guarantor”), and EXCEL VESTAVIA LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, pursuant to that certain Construction Loan Agreement dated as of March 22, 2002, between Compass Bank (“Original Lender”) and Borrower (the “Loan Agreement”), Lender has heretofore made a loan to Borrower in the amount of $33,000,000 (the “Loan”), which loan is evidenced by, inter alia, that certain Promissory Note dated as of March 22, 2002 made by Borrower to Original Lender in the original principal amount of $33,000,000 (as amended and assigned, the “Note”) and that certain Continuing Guaranty dated March 20, 2002 made by Guarantor in favor of Original Lender (the “Guaranty”); and

WHEREAS, Original Lender assigned all of its right, title and interest in and to the Loan and Loan Agreement, Note and all other documents evidencing the Loan (collectively, the “Loan Documents”) to Propst Properties, LLC, a Delaware limited liability company (“Propst Properties”) pursuant to that certain Assignment of Loan Documents dated March 26, 2010 and recorded in Book LR201003, page 5856, in the Office of the Judge of Probate of Jefferson County, Alabama.

WHEREAS, Propst Properties assigned all of its right, title and interest in and to the Loan and Loan Documents to Propst Vestavia LLC, Delaware limited liability company (“Lender”), pursuant to that certain Assignment of Loan Documents dated March 26, 2010 and recorded in Book LR201003, page 5861, in the Office of the Judge of Probate of Jefferson County, Alabama.

WHEREAS, pursuant to that certain Loan Purchase Contract dated as of August 19, 2010 (the “Contract”) between Lender and Purchaser, Lender has agreed to sell to Purchaser all of Lender’s rights, privileges, benefits, entitlements and liens under the Loan and the Loan Documents (as defined in the Contract).

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used herein and not separately defined herein shall have the meaning ascribed thereto in the Loan Agreement.

3. Release of Purchaser. Effective upon the Closing (as hereinafter defined), for the good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Guarantor, for itself and on behalf of its parent and subsidiary companies, affiliates, divisions, business units, successors, assigns, heirs, predecessors-in-interest, and successors-in-interest, and each of its officers, directors, employees, representatives, agents, attorneys, partners, members, managers and shareholders (collectively, the “Borrower Releasors”), hereby releases, acquits and forever discharges Purchaser and its respective affiliates, successors, assigns, predecessors-in-interest, and successors-in-interest, and each of their respective officers, directors, employees, representatives, agents, and attorneys, partners, members, managers, and shareholders (collectively, the “Purchaser Releasees”), from and against any and all causes of action, suits, debts, liens, obligations, liabilities, claims, demands, damages, judgments, losses, orders, penalties, costs and expenses including, without limitation, attorneys’ fees, of any kind or nature whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, which any of the Borrower Releasors have, own, hold, or claim to have, own, or hold, or at any time heretofore have had, owned, held or claimed to have had, owned, or held against any of the Purchaser Releasees arising from, based upon, or related to, whether directly or indirectly, (i) the Loan; (ii) the Loan Documents; (iii) the Property; (iv) any and all other agreements, documents or instruments referenced herein or in the Loan Documents or related hereto or thereto; (v) any defenses as to the enforcement of the Loan Documents; or (vi) any theory of lender liability (collectively, the “Purchaser Released Matters”). Each of the Borrower Releasors hereby unconditionally and irrevocably agrees that it will not sue any Purchaser Releasee on the basis of any Lender Released Matter. If any Borrower Releasor violates the foregoing covenant, each Borrower Releasor agrees, jointly and severally, to pay, in addition to such other damages as any Purchaser Releasee may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by such Purchaser Releasee as a result of such violation.

4. Acknowledgment of Lost Promissory Note. Lender has informed Purchaser that the original Note has been lost, and in connection with the Closing, Lender will be delivering to Purchaser a Lost Note Affidavit, duly executed by Lender, in lieu of the original Note. Borrower and Guarantor hereby acknowledge that the original Note was duly executed and delivered to Original Lender, and thereafter, the original Note was duly assigned by Original Lender to Propst Properties and by Propst Properties to Lender. Borrower and Guarantor further acknowledge that each is estopped from making any claim or asserting any defense based upon, or related to, whether directly or indirectly, the following: (i) the effectiveness and/or enforceability of the Lost Note Affidavit to be delivered by Lender to Purchaser; (ii) the due execution and delivery of the original Note; (iii) the subsequent assignment of the original Note by Original Lender to Propst Properties and by Propst Properties to Lender; (iv) the effectiveness and enforceability of the covenants and obligations of Borrower under the Note; (v) the inability of Purchaser to furnish the original Note; and (vi) following the Closing, Purchaser’s right to foreclose upon the Property pursuant to the Loan Documents and pursue any and all other remedies available to Purchaser under the Loan Documents.

5. Limitation on Agreement. Except as expressly provided herein, nothing contained in this Agreement shall alter or affect any provision, condition or covenant contained in the Loan Documents, or affect or impair any rights, powers or remedies thereunder, it being the intent of the parties hereto that, except as expressly provided herein, all terms of the Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of Borrower and Guarantor, as applicable.

6. Covenant Not to Sue. Effective upon the Closing, Purchaser hereby agrees that is shall not bring any suit, action, proceeding or claim, against Guarantor to enforce: (a) the payment of any outstanding amounts due under the Loan or any other indebtedness evidenced by the Loan Documents; and/or (b) the performance of the other obligations of Borrower or Guarantor evidenced by the Loan Documents.

7. Closing of Loan Purchase. The parties hereby acknowledge and agree that the closing of the transactions contemplated under the Contract (the “Closing”) shall be a condition precedent to the effectiveness of this Agreement and the terms and conditions set forth herein. Upon the Closing, this Agreement shall automatically be deemed to be in full force and effect.

8. Further Assurances. Each of Borrower and Guarantor agrees to take such further actions as Purchaser shall reasonably request from time to time to evidence the agreements set forth herein.

9. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Guarantor, Purchaser and their respective successors, assigns and personal representatives. Borrower, Guarantor and Purchaser hereby acknowledge and agree that Purchaser and the Purchaser Releasees are intended third party beneficiaries under this Agreement and shall each have the right to enforce its rights under this Agreement as though a party hereto.

10. No Waiver. None of the terms or provisions of this Agreement may be waived, altered or amended except by an instrument in writing, duly executed by Borrower, Guarantor and Purchaser.

11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. A counterpart executed by a party hereto and transmitted to the other parties hereto via facsimile or e-mail will have the same effect as the delivery of the original counterpart.

12. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall in all respects be governed by, and construed, applied and enforced in accordance with, the internal laws of the State of Alabama without regard to principles of conflicts of law.

13. Counsel. Each of the parties hereto acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing the meaning against the person who drafted same.

14. Severability. If any provision of this Agreement should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Agreement.

15. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR (II) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THE FOREGOING OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOR EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF BORROWER AND GUARANTOR AGREE THAT PURCHASER MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF EACH OF BORROWER AND GUARANTOR IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER, GUARANTOR AND PURCHASER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed and delivered by their duly authorized officers to be effective as of the day and year first written above.

BORROWER:

AIG BAKER VESTAVIA, L.L.C., a Delaware limited liability company

By:	AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, its sole Member

	By:	/s/ Alex D. Baker
	Name:	Alex D. Baker
	Title:	President

GUARANTOR:

AIG/BAKER PARTNERSHIP, a Delaware general partnership

By:	Alex Baker Limited Partnership, a Georgia limited partnership, its General Partner

	By:	A.B. Development, Inc., an Alabama corporation, its General Partner

		By:	/s/ Alex D. Baker
		Name:	Alex D. Baker
		Title:	President

PURCHASER:

EXCEL VESTAVIA LLC, a Delaware limited liability company

By:	Excel Trust, L.P., a Delaware limited partnership, its Manager

	By:	Excel Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ Mark T. Burton
		Name:	Mark T. Burton
		Title:	Senior Vice President